Exhibit 4.25C

THIRD AMENDMENT TO

FINANCING AGREEMENT

THIS THIRD AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) is entered into as of October 31, 2003, by and among Clean Harbors, Inc., a Massachusetts corporation (the ”Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages to the Financing Agreement (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages to the Financing Agreement (each a “Guarantor” and collectively, the “Guarantors”; together with the Borrowers, the “Loan Parties”), the financial institutions from time to time party to the Financing Agreement (each a “Lender” and collectively, the “Lenders”), and Ableco Finance LLC, a Delaware limited liability company (“Ableco”), as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H

WHEREAS, the Loan Parties, the Lenders and the Agent are parties to a Financing Agreement, dated as of September 6, 2002 (as amended, modified or supplemented from time to time, the “Financing Agreement”), pursuant to which the Lenders have made certain terms loans to the Borrowers in an aggregate principal amount at any time not to exceed the aggregate amount of the Commitments (as defined in the Financing Agreement) set forth therein;

WHEREAS, the Loan Parties, the Lenders and the Agent desire to amend certain terms and provisions of the Financing Agreement as set forth herein;

WHEREAS, the Agent and the Lenders are willing to amend the Financing Agreement to provide for such amendments, subject to the execution and delivery of this Amendment by the Loan Parties; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have their respective meanings set forth in the Financing Agreement.

2.    Fixed Charge Coverage Ratio. The definition of the term “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Financing Agreement is hereby amended by inserting the following proviso at the end of clause (ii)(E) thereof:

“, provided that for the purposes of this clause (E), for the fiscal quarters ending on each of September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004, Capital Expenditures shall exclude any amounts resulting from the reallocation of certain accounts relating to purchase accounting entries and accruals on the statement of cash flows of the Parent and its Subsidiaries for the six-month period ending on June 30, 2003 pursuant to which such accounts were netted from fixed asset accounts and, provided, further, that such reallocations shall have no impact on the balance sheet or the statement of operations of the Parent and its Subsidiaries for any period.”

3.    Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment Effective Date”):

(a) The representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to the Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct on and as of such date as though made on and as of such date, and hereof, no Default or Event of Default has occurred and is continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) The Agent shall have received on or before the Amendment Effective Date counterparts to this Amendment signed by each of the Loan Parties, the Lenders and the Agent, in form and substance satisfactory to the Agent and dated the Amendment Effective Date.

(c) All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.

4.    Representations and Warranties. Each Loan Party that is a party to the Financing Agreement hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to the Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct on and as of such date as though made on and as of such date, and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

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(c) Authorization, Etc. The execution, delivery and performance of this Amendment and each other Loan Document being executed in connection with this Amendment by each Loan Party that is a party thereto, and the performance of the Financing Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any Transaction Document, any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

5.    Continued Effectiveness of Financing Agreement. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent, a Lien on any collateral as security for the Obligations of the Borrowers from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

6.    Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) Notwithstanding anything to the contrary, except as specifically provided herein, this Amendment is not, and shall not be deemed to be, a waiver of, or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other noncompliance now existing or hereafter arising under the Financing Agreement and the other Loan Documents.

7.    The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent.

8.    THE LOAN PARTIES, THE AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENT OR THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

CLEAN HARBORS, INC.

ALTAIR DISPOSAL SERVICES, LLC

BATON ROUGE DISPOSAL, LLC

BRIDGEPORT DISPOSAL, LLC

CLEAN HARBORS ANDOVER, LLC

CLEAN HARBORS ANTIOCH, LLC

CLEAN HARBORS ARAGONITE, LLC

CLEAN HARBORS ARIZONA, LLC

CLEAN HARBORS BATON ROUGE, LLC

CLEAN HARBORS BDT, LLC

CLEAN HARBORS BUTTONWILLOW, LLC

CLEAN HARBORS CHATTANOOGA, LLC

CHEMICAL SALES, LLC

CLEAN HARBORS COFFEYVILLE, LLC

CLEAN HARBORS COLFAX, LLC

CLEAN HARBORS DEER PARK, L.P.

CLEAN HARBORS DEER TRAIL, LLC

CLEAN HARBORS DISPOSAL SERVICES, INC.

CLEAN HARBORS FINANCIAL SERVICES COMPANY

CLEAN HARBORS FLORIDA, LLC

CLEAN HARBORS GRASSY MOUNTAIN, LLC

CLEAN HARBORS KANSAS, LLC

CLEAN HARBORS LAPORTE, L.P.

CLEAN HARBORS LAUREL, LLC

CLEAN HARBORS LONE MOUNTAIN, LLC

CLEAN HARBORS LONE STAR CORP.

CLEAN HARBORS LOS ANGELES, LLC

CLEAN HARBORS OF TEXAS, LLC

CLEAN HARBORS PECATONICA, LLC

CLEAN HARBORS PLAQUEMINE, LLC

CLEAN HARBORS PPM, LLC

CLEAN HARBORS REIDSVILLE, LLC

CLEAN HARBORS SAN JOSE, LLC

CLEAN HARBORS TENNESSEE, LLC

CLEAN HARBORS WESTMORLAND, LLC

CLEAN HARBORS WHITE CASTLE, LLC

CROWLEY DISPOSAL, LLC

DISPOSAL PROPERTIES, LLC

GSX DISPOSAL, LLC

HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

HILLIARD DISPOSAL, LLC

ROEBUCK DISPOSAL, LLC

SAWYER DISPOSAL SERVICES, LLC

TULSA DISPOSAL, LLC

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

CLEAN HARBORS OF BRAINTREE, INC.

CLEAN HARBORS OF NATICK, INC.

CLEAN HARBORS SERVICES, INC.

MURPHY’S WASTE OIL SERVICE, INC.

CLEAN HARBORS KINGSTON FACILITY CORPORATION

CLEAN HARBORS OF CONNECTICUT, INC.

HARBOR MANAGEMENT CONSULTANTS, INC.

SPRING GROVE RESOURCE RECOVERY, INC.

By:

      Name: Stephen H. Moynihan

      Title: Senior Vice President

GUARANTOR:

CLEAN HARBORS OF BALTIMORE, INC.

By:

      Name: Stephen H. Moynihan

      Title: Senior Vice President

AGENT AND LENDER:

ABLECO FINANCE LLC (on behalf of itself and its affiliate assigns)

By:

      Name:

      Title:

LENDERS:

OAK HILL SECURITIES FUND, L.P.

By: Oak Hill Securities GenPar, L.P., its general partner

By: Oak Hill Securities MGP, Inc., its general partner

By:

      Name:

      Title:

OAK HILL SECURITIES FUND II, L.P.

By: Oak Hill Securities GenPar II, L.P., its general partner

By: Oak Hill Securities MGP II, Inc., its general partner

By:

      Name:

      Title:

LERNER ENTERPRISES, L.P.:

By: Oak Hill Asset Management, Inc., as advisor and

        attorney-in-fact to Lerner Enterprises, L.P.

By:

      Name:

      Title:

P&PK FAMILY LTD. PARTNERSHIP:

By: Oak Hill Asset Management, Inc., as advisor advisor and

        attorney-in-fact to P&PK Family Ltd. Partnership

By:

      Name:

      Title:

CARDINAL INVESTMENT PARTNERS I, L.P.:

By: Oak Hill Advisors, L.P., as advisor and attorney-in-fact to

        Cardinal Investment Partners I, L.P.

By: Oak Hill Advisors MGP, Inc., its general partner

By:

      Name:

      Title:

DENALI CAPITAL II CLO, LTD.

By: Denali Capital LLC, managing member of DC Funding

        Partners, portfolio manager for DENALI CAPITAL CLO II,

        LTD., or an affiliate

By:

      Name:

      Title:

DENALI CAPITAL I CLO, LTD.

By: Denali Capital LLC, managing member of DC Funding

        Partners, portfolio manager for DENALI CAPITAL CLO I,

        LTD., or an affiliate

By:

      Name:

      Title:

REGIMENT CAPITAL II, L.P.

By: Regiment Capital Management, L.L.C., its general partner

By: Regiment Capital Advisors, L.L.C., its manager

By:

      Name:

      Title:

GLENEAGLES TRADING LLC

By:

      Name:

      Title:

KZH HIGHLAND-2 LLC

By:

      Name:

      Title:

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By: Highland Capital Management, L.P.

        as Authorized Representatives of the Board

By:

      Name:

      Title: